Exhibit 99.1
Wynn Resorts, Limited Reports Second Quarter 2025 Results

LAS VEGAS, August 7, 2025 — Wynn Resorts, Limited (NASDAQ: WYNN) ("Wynn Resorts" or the "Company") today reported financial results for the second quarter ended June 30, 2025.

Operating revenues were $1.74 billion for the second quarter of 2025, an increase of $4.9 million from $1.73 billion for the second quarter of 2024. Net income attributable to Wynn Resorts, Limited was $66.2 million for the second quarter of 2025, compared to net income attributable to Wynn Resorts, Limited of $111.9 million for the second quarter of 2024. Diluted net income per share was $0.64 for the second quarter of 2025, compared to diluted net income per share of $0.91 for the second quarter of 2024. Adjusted Property EBITDAR(1) was $552.4 million for the second quarter of 2025, compared to Adjusted Property EBITDAR of $571.7 million for the second quarter of 2024.

“Our second quarter results evidenced continued strength across our business and were distinguished by a new second quarter record for Adjusted Property EBITDAR in Las Vegas,” said Craig Billings, CEO of Wynn Resorts, Limited. “In Macau, while VIP hold negatively impacted results, we generated healthy market share and significant free cash flow, supporting our continued investment in the Macau properties and our dividend program. At the same time, we are making progress towards the completion of our Wynn Al Marjan Island project in the UAE, where we are pouring the sixty-first floor of the tower, having finalized key food and beverage partnerships, and agreed to key terms with a number of high profile retail tenants. During the quarter we also continued to focus on the return of capital to shareholders through both a cash dividend and $158 million of stock repurchases.”

Consolidated Results
Operating revenues were $1.74 billion for the second quarter of 2025, an increase of $4.9 million from $1.73 billion for the second quarter of 2024. For the second quarter of 2025, operating revenues increased $6.5 million, $10.0 million, and $3.1 million at Wynn Macau, our Las Vegas Operations, and Encore Boston Harbor, respectively, and decreased $8.4 million at Wynn Palace, from the second quarter of 2024.

Net income attributable to Wynn Resorts, Limited was $66.2 million for the second quarter of 2025, compared to net income attributable to Wynn Resorts, Limited of $111.9 million for the second quarter of 2024. Diluted net income per share was $0.64 for the second quarter of 2025, compared to diluted net income per share of $0.91 for the second quarter of 2024. Adjusted net income attributable to Wynn Resorts, Limited(2) was $113.3 million, or $1.09 per diluted share, for the second quarter of 2025, compared to adjusted net income attributable to Wynn Resorts, Limited of $124.5 million, or $1.12 per diluted share, for the second quarter of 2024.

Adjusted Property EBITDAR was $552.4 million for the second quarter of 2025, a decrease of $19.3 million compared to Adjusted Property EBITDAR of $571.7 million for the second quarter of 2024. For the second quarter of 2025, Adjusted Property EBITDAR decreased $27.3 million at Wynn Palace and increased $4.5 million, $1.7 million, and $0.6 million at our Las Vegas Operations, Encore Boston Harbor, and Wynn Macau, respectively, from the second quarter of 2024.

Wynn Resorts, Limited also announced today that its Board of Directors has declared a cash dividend of $0.25 per share, payable on August 29, 2025 to stockholders of record as of August 18, 2025.

Property Results
Macau Operations
Wynn Palace
Operating revenues from Wynn Palace were $539.6 million for the second quarter of 2025, a decrease of $8.4 million from $548.0 million for the second quarter of 2024. Adjusted Property EBITDAR from Wynn Palace was $157.2 million for the second quarter of 2025, compared to $184.5 million for the second quarter of 2024. Table games win percentage in mass market operations was 22.3%, below the 23.6% experienced in the second quarter of 2024. VIP table games win as a percentage of turnover was 2.86%, below the property's expected range of 3.1% to 3.4% and below the 4.10% experienced in the second quarter of 2024.

Wynn Macau
Operating revenues from Wynn Macau were $343.8 million for the second quarter of 2025, an increase of $6.5 million from $337.3 million for the second quarter of 2024. Adjusted Property EBITDAR from Wynn Macau was $96.5 million for the second quarter of 2025, compared to $95.9 million for the second quarter of 2024. Table games win percentage in mass market operations was 17.4%, slightly below the 17.5% experienced in the second quarter of 2024. VIP table games win as a percentage of turnover was 3.41%, slightly above the property's expected range of 3.1% to 3.4% and above the 2.19% experienced in the second quarter of 2024.

Las Vegas Operations
Operating revenues from our Las Vegas Operations were $638.6 million for the second quarter of 2025, an increase of $10.0 million from $628.7 million for the second quarter of 2024. Adjusted Property EBITDAR from our Las Vegas Operations for the second quarter of 2025 was $234.8 million, compared to $230.3 million for the second quarter of 2024. Table games win percentage for the second quarter of 2025 was 21.8%, slightly below the property's expected range of 22% to 26% and below the 21.9% experienced in the second quarter of 2024.

Encore Boston Harbor
Operating revenues from Encore Boston Harbor were $215.7 million for the second quarter of 2025, an increase of $3.1 million from $212.6 million for the second quarter of 2024. Adjusted Property EBITDAR from Encore Boston Harbor for the second quarter of 2025 was $63.9 million, compared to $62.1 million for the second quarter of 2024. Table games win percentage for the second quarter of 2025 was 21.3%, within the property's expected range of 18% to 22% and above the 19.6% experienced in the second quarter of 2024.

Wynn Al Marjan Island Development
During the second quarter of 2025, the Company contributed $58.2 million of cash to the 40%-owned joint venture that is constructing the Wynn Al Marjan Island development in the UAE, bringing our life-to-date cash contributions to the project to $741.1 million. Wynn Al Marjan Island is currently expected to open in 2027.

Balance Sheet
Our cash and cash equivalents as of June 30, 2025 totaled $1.98 billion, comprised of $1.47 billion held by Wynn Macau, Limited ("WML") and subsidiaries, $231.2 million held by Wynn Resorts Finance, LLC ("WRF") and subsidiaries excluding WML, and $278.6 million held at Corporate and other. As of June 30, 2025, the available borrowing capacity under the WRF Revolver and the WM Cayman II Revolver was $1.24 billion and $350.7 million, respectively.

Total current and long-term debt outstanding at June 30, 2025 was $10.54 billion, comprised of $5.79 billion of Macau related debt, $875.4 million of Wynn Las Vegas debt, $3.28 billion of WRF debt, and $597.8 million of debt held by the retail joint venture which we consolidate.

Recent Debt Financing Activities

In June 2025, we amended the WRF credit agreement to obtain $500.0 million in incremental revolving commitments and extend the maturity dates of the term loans and revolving commitments under the credit facility to June 2030.

In July 2025, we increased the borrowing capacity under the WM Cayman II Revolver by an additional aggregate amount of $1.0 billion equivalent through the exercise of an accordion feature under the facility agreement. As a result, the total committed amount of the WM Cayman II Revolver was increased to $2.5 billion equivalent.

Equity Repurchase Program

During the second quarter of 2025, the Company repurchased 2,004,418 shares of its common stock under its publicly announced equity repurchase program at an average price of $78.88 per share, for an aggregate cost of $158.1 million. As of June 30, 2025, the Company had $454.9 million in repurchase authority remaining under the equity repurchase program.

Conference Call and Other Information
The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on August 7, 2025 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com. On or before August 14, 2025, the Company will make Wynn Resorts

Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended June 30, 2025 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements
This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, reductions in discretionary consumer spending, adverse macroeconomic conditions and their impact on levels of disposable consumer income and wealth, changes in interest rates, inflation, a decline in general economic activity or recession in the U.S. and/or global economies, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, general global political conditions, adverse tourism trends, travel disruptions caused by events outside of our control, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development and success of new gaming and resort properties, construction and regulatory risks associated with current and future projects (including Wynn Al Marjan Island), cybersecurity risk and our leverage and ability to meet our debt service obligations. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, as supplemented by the Company's other periodic reports filed with the Securities and Exchange Commission from time to time. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
(1) "Adjusted Property EBITDAR" is net income before interest, income taxes, depreciation and amortization, pre-opening expenses, property charges and other expenses, triple-net operating lease rent expense related to Encore Boston Harbor, management and license fees, corporate expenses and other expenses (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, loss on debt financing transactions, and other non-operating income and expenses. Adjusted Property EBITDAR is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDAR as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDAR because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDAR as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDAR calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDAR should not be considered as an alternative to operating income as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income, Adjusted Property EBITDAR does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, triple-net operating lease rent expense related to Encore Boston Harbor, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDAR. Also, our calculation of Adjusted Property EBITDAR may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net income attributable to Wynn Resorts, Limited" is net income attributable to Wynn Resorts, Limited before pre-opening expenses, property charges and other expenses, change in derivatives fair value, loss on debt financing transactions, foreign currency remeasurement and other, and income taxes calculated using the specific tax treatment applicable to the adjustments based on their respective jurisdictions. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net income per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income attributable to Wynn Resorts, Limited to adjusted net income attributable to Wynn Resorts, Limited, (ii) operating income (loss) to Adjusted Property EBITDAR, and (iii) net income attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating revenues:
Casino	$1,051,834	$1,008,946	$2,092,264	$2,130,412
Rooms	291,053	304,521	565,574	631,935
Food and beverage	261,057	281,404	510,936	548,342
Entertainment, retail and other	133,853	138,061	269,420	285,152
Total operating revenues	1,737,797	1,732,932	3,438,194	3,595,841
Operating expenses:
Casino	643,108	614,518	1,277,941	1,289,957
Rooms	86,042	80,538	170,139	162,615
Food and beverage	224,400	221,343	425,067	427,164
Entertainment, retail and other	58,041	62,941	120,227	133,953
General and administrative	280,815	264,727	556,504	536,343
Provision for credit losses	3,353	2,429	4,749	2,516
Pre-opening	11,286	1,558	16,573	3,593
Depreciation and amortization	152,907	176,405	308,328	351,338
Property charges and other	13,245	38,815	25,477	55,763
Total operating expenses	1,473,197	1,463,274	2,905,005	2,963,242
Operating income	264,600	269,658	533,189	632,599
Other income (expense):
Interest income	15,859	34,884	35,218	75,056
Interest expense, net of amounts capitalized	(154,551)	(174,596)	(312,159)	(357,000)
Change in derivatives fair value	(1,112)	15,517	(30,651)	(2,397)
Loss on debt financing transactions	(1,083)	—	(1,083)	(1,561)
Other	(36,164)	8,745	(44,538)	4,023
Other income (expense), net	(177,051)	(115,450)	(353,213)	(281,879)
Income before income taxes	87,549	154,208	179,976	350,720
Provision for income taxes	(10,588)	(7,935)	(21,610)	(27,949)
Net income	76,961	146,273	158,366	322,771
Less: net income attributable to noncontrolling interests	(10,743)	(34,330)	(19,401)	(66,612)
Net income attributable to Wynn Resorts, Limited	$66,218	$111,943	$138,965	$256,159
Basic and diluted net income per common share:
Net income attributable to Wynn Resorts, Limited:
Basic	$0.64	$1.01	$1.33	$2.31
Diluted	$0.64	$0.91	$1.33	$2.30
Weighted average common shares outstanding:
Basic	103,491	110,937	104,486	110,980
Diluted	103,780	111,175	104,749	111,222

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income attributable to Wynn Resorts, Limited	$66,218	$111,943	$138,965	$256,159
Pre-opening expenses	11,286	1,558	16,573	3,593
Property charges and other	13,245	38,815	25,477	55,763
Change in derivatives fair value	1,112	(15,517)	30,651	2,397
Loss on debt financing transactions	1,083	—	1,083	1,561
Foreign currency remeasurement and other	36,164	(8,745)	44,538	(4,023)
Income tax impact on adjustments	(3,178)	(9,684)	(4,854)	(10,252)
Noncontrolling interests impact on adjustments	(12,595)	6,135	(25,953)	(3,892)
Adjusted net income attributable to Wynn Resorts, Limited	$113,335	$124,505	$226,480	$301,306
Adjusted net income attributable to Wynn Resorts, Limited per diluted share	$1.09	$1.12	$2.16	$2.71

Weighted average common shares outstanding - diluted	103,780	111,175	104,749	111,222

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended June 30, 2025
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$72,760	$62,988	$(7,464)	$128,284	$110,457	$1,047	$24,812	$264,600
Pre-opening expenses	3,004	—	—	3,004	2,095	—	6,187	11,286
Depreciation and amortization	59,344	18,280	398	78,022	58,821	14,229	1,835	152,907
Property charges and other	1,115	1,233	10	2,358	8,363	1,047	1,477	13,245
Management and license fees	17,605	10,648	—	28,253	30,125	10,449	(68,827)	—
Corporate expenses and other	2,045	2,079	6,137	10,261	7,594	1,585	27,006	46,446
Stock-based compensation	1,333	1,282	919	3,534	17,357	436	7,510	28,837
Triple-net operating lease rent expense	—	—	—	—	—	35,066	—	35,066
Adjusted Property EBITDAR	$157,206	$96,510	$—	$253,716	$234,812	$63,859	$—	$552,387

	Three Months Ended June 30, 2024
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$108,249	$61,172	$(7,486)	$161,935	$124,738	$(17,827)	$812	$269,658
Pre-opening expenses	—	—	—	—	334	515	709	1,558
Depreciation and amortization	55,316	20,035	390	75,741	61,885	31,733	7,046	176,405
Property charges and other	272	883	2	1,157	1,906	(174)	35,926	38,815
Management and license fees	17,360	10,486	—	27,846	29,675	10,395	(67,916)	—
Corporate expenses and other	2,005	1,999	5,983	9,987	7,957	1,752	14,014	33,710
Stock-based compensation	1,257	1,336	1,111	3,704	3,838	395	8,230	16,167
Triple-net operating lease rent expense	—	—	—	—	—	35,342	—	35,342
Adjusted Property EBITDAR	$184,459	$95,911	$—	$280,370	$230,333	$62,131	$(1,179)	$571,655

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Six Months Ended June 30, 2025
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$155,325	$115,730	$(15,623)	$255,432	$226,536	$(9,688)	$60,909	$533,189
Pre-opening expenses	4,204	—	—	4,204	2,855	—	9,514	16,573
Depreciation and amortization	115,781	37,504	796	154,081	121,449	28,195	4,603	308,328
Property charges and other	1,823	5,439	16	7,278	9,065	6,563	2,571	25,477
Management and license fees	35,105	21,021	—	56,126	59,448	20,590	(136,164)	—
Corporate expenses and other	4,251	4,394	12,887	21,532	15,488	3,273	42,734	83,027
Stock-based compensation	2,602	2,621	1,924	7,147	23,332	1,925	15,833	48,237
Triple-net operating lease rent expense	—	—	—	—	—	70,455	—	70,455
Adjusted Property EBITDAR	$319,091	$186,709	$—	$505,800	$458,173	$121,313	$—	$1,085,286

	Six Months Ended June 30, 2024
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$221,841	$162,176	$(16,099)	$367,918	$271,187	$(34,919)	$28,413	$632,599
Pre-opening expenses	—	—	—	—	736	647	2,210	3,593
Depreciation and amortization	110,443	40,079	770	151,292	120,629	63,076	16,341	351,338
Property charges and other	11,692	446	112	12,250	2,175	170	41,168	55,763
Management and license fees	36,288	23,345	—	59,633	59,917	21,023	(140,573)	—
Corporate expenses and other	4,388	4,501	13,120	22,009	15,951	3,718	31,937	73,615
Stock-based compensation	2,177	2,550	2,097	6,824	6,000	805	16,907	30,536
Triple-net operating lease rent expense	—	—	—	—	—	70,746	—	70,746
Adjusted Property EBITDAR	$386,829	$233,097	$—	$619,926	$476,595	$125,266	$(3,597)	$1,218,190

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income attributable to Wynn Resorts, Limited	$66,218	$111,943	$138,965	$256,159
Net income attributable to noncontrolling interests	10,743	34,330	19,401	66,612
Pre-opening expenses	11,286	1,558	16,573	3,593
Depreciation and amortization	152,907	176,405	308,328	351,338
Property charges and other	13,245	38,815	25,477	55,763
Triple-net operating lease rent expense	35,066	35,342	70,455	70,746
Corporate expenses and other	46,446	33,710	83,027	73,615
Stock-based compensation	28,837	16,167	48,237	30,536
Interest income	(15,859)	(34,884)	(35,218)	(75,056)
Interest expense, net of amounts capitalized	154,551	174,596	312,159	357,000
Change in derivatives fair value	1,112	(15,517)	30,651	2,397
Loss on debt financing transactions	1,083	—	1,083	1,561
Other	36,164	(8,745)	44,538	(4,023)
Provision for income taxes	10,588	7,935	21,610	27,949
Adjusted Property EBITDAR	$552,387	$571,655	$1,085,286	$1,218,190

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Percent Change	2025	2024	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$448,298	$444,964	0.7	$892,806	$918,745	(2.8)
Rooms	38,481	50,206	(23.4)	75,096	104,142	(27.9)
Food and beverage	30,446	29,829	2.1	62,184	61,899	0.5
Entertainment, retail and other	22,416	23,050	(2.8)	45,484	50,164	(9.3)
Total	$539,641	$548,049	(1.5)	$1,075,570	$1,134,950	(5.2)

Adjusted Property EBITDAR (6)	$157,206	$184,459	(14.8)	$319,091	$386,829	(17.5)

Casino statistics:
VIP:
Average number of table games	52	57	(8.8)	54	58	(6.9)
VIP turnover	$4,071,052	$2,810,016	44.9	$8,076,093	$6,731,100	20.0
VIP table games win (1)	$116,471	$115,297	1.0	$221,003	$244,712	(9.7)
VIP table games win as a % of turnover	2.86%	4.10%		2.74%	3.64%
Table games win per unit per day	$24,438	$22,092	10.6	$22,735	$23,195	(2.0)
Mass market:
Average number of table games	249	243	2.5	248	244	1.6
Table drop (2)	$1,844,054	$1,738,260	6.1	$3,548,452	$3,520,444	0.8
Table games win (1)	$411,604	$409,409	0.5	$833,996	$846,732	(1.5)
Table games win %	22.3%	23.6%		23.5%	24.1%
Table games win per unit per day	$18,171	$18,484	(1.7)	$18,566	$19,039	(2.5)
Average number of slot machines	627	607	3.3	638	590	8.1
Slot machine handle	$757,815	$642,713	17.9	$1,492,685	$1,238,334	20.5
Slot machine win (3)	$32,482	$25,590	26.9	$61,838	$56,560	9.3
Slot machine win per unit per day	$569	$464	22.6	$535	$527	1.5
Room statistics:
Occupancy	98.7%	98.9%		98.5%	98.9%
ADR (4)	$232	$316	(26.6)	$227	$326	(30.4)
REVPAR (5)	$229	$312	(26.6)	$224	$323	(30.7)

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Percent Change	2025	2024	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$293,380	$280,717	4.5	$568,930	$627,070	(9.3)
Rooms	21,742	23,742	(8.4)	45,039	52,361	(14.0)
Food and beverage	17,020	20,003	(14.9)	35,812	41,022	(12.7)
Entertainment, retail and other	11,671	12,807	(8.9)	23,992	28,560	(16.0)
Total	$343,813	$337,269	1.9	$673,773	$749,013	(10.0)

Adjusted Property EBITDAR (6)	$96,510	$95,911	0.6	$186,709	$233,097	(19.9)

Casino statistics:
VIP:
Average number of table games	21	30	(30.0)	25	30	(16.7)
VIP turnover	$981,735	$1,164,075	(15.7)	$2,418,782	$2,753,760	(12.2)
VIP table games win (1)	$33,438	$25,473	31.3	$49,152	$79,379	(38.1)
VIP table games win as a % of turnover	3.41%	2.19%		2.03%	2.88%
Table games win per unit per day	$17,571	$9,449	86.0	$10,777	$14,629	(26.3)
Mass market:
Average number of table games	231	222	4.1	226	222	1.8
Table drop (2)	$1,617,756	$1,602,920	0.9	$3,160,641	$3,286,071	(3.8)
Table games win (1)	$280,836	$280,830	—	$569,385	$607,150	(6.2)
Table games win %	17.4%	17.5%		18.0%	18.5%
Table games win per unit per day	$13,346	$13,905	(4.0)	$13,916	$15,048	(7.5)
Average number of slot machines	751	617	21.7	740	600	23.3
Slot machine handle	$1,009,092	$801,813	25.9	$1,862,499	$1,532,202	21.6
Slot machine win (3)	$25,193	$25,978	(3.0)	$49,560	$52,170	(5.0)
Slot machine win per unit per day	$369	$463	(20.3)	$370	$478	(22.6)
Poker rake	$2,836	$3,607	(21.4)	$6,056	$8,626	(29.8)
Room statistics:
Occupancy	99.4%	99.4%		99.2%	99.4%
ADR (4)	$216	$236	(8.5)	$225	$260	(13.5)
REVPAR (5)	$215	$234	(8.1)	$223	$258	(13.6)

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Percent Change	2025	2024	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$148,502	$129,674	14.5	$309,495	$264,837	16.9
Rooms	207,981	205,872	1.0	403,849	429,948	(6.1)
Food and beverage	194,861	208,418	(6.5)	374,303	402,028	(6.9)
Entertainment, retail and other	87,289	84,690	3.1	176,271	168,389	4.7
Total	$638,633	$628,654	1.6	$1,263,918	$1,265,202	(0.1)

Adjusted Property EBITDAR (6)	$234,812	$230,333	1.9	$458,173	$476,595	(3.9)

Casino statistics:
Average number of table games	232	234	(0.9)	234	234	—
Table drop (2)	$609,232	$536,461	13.6	$1,201,759	$1,140,635	5.4
Table games win (1)	$132,975	$117,496	13.2	$277,036	$274,107	1.1
Table games win %	21.8%	21.9%		23.1%	24.0%
Table games win per unit per day	$6,300	$5,529	13.9	$6,538	$6,444	1.5
Average number of slot machines	1,564	1,598	(2.1)	1,577	1,608	(1.9)
Slot machine handle	$1,760,253	$1,648,364	6.8	$3,538,339	$3,144,442	12.5
Slot machine win (3)	$123,606	$110,017	12.4	$246,850	$209,773	17.7
Slot machine win per unit per day	$868	$757	14.7	$865	$717	20.6
Poker rake	$8,103	$7,501	8.0	$12,434	$12,023	3.4
Room statistics:
Occupancy	89.2%	90.9%		88.3%	89.4%
ADR (4)	$548	$532	3.0	$538	$563	(4.4)
REVPAR (5)	$489	$484	1.0	$475	$504	(5.8)

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited) (continued)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Percent Change	2025	2024	Percent Change
Encore Boston Harbor Supplemental Information
Operating revenues
Casino	$161,654	$153,591	5.2	$321,033	$319,760	0.4
Rooms	22,849	24,701	(7.5)	41,590	45,484	(8.6)
Food and beverage	18,730	23,154	(19.1)	38,637	43,393	(11.0)
Entertainment, retail and other	12,477	11,162	11.8	23,673	21,755	8.8
Total	$215,710	$212,608	1.5	$424,933	$430,392	(1.3)

Adjusted Property EBITDAR (6)	$63,859	$62,131	2.8	$121,313	$125,266	(3.2)

Casino statistics:
Average number of table games	172	185	(7.0)	172	184	(6.5)
Table drop (2)	$338,184	$358,857	(5.8)	$678,246	$725,668	(6.5)
Table games win (1)	$72,016	$70,471	2.2	$141,898	$153,449	(7.5)
Table games win %	21.3%	19.6%		20.9%	21.1%
Table games win per unit per day	$4,601	$4,186	9.9	$4,558	$4,576	(0.4)
Average number of slot machines	2,718	2,590	4.9	2,718	2,613	4.0
Slot machine handle	$1,365,349	$1,420,607	(3.9)	$2,722,548	$2,823,454	(3.6)
Slot machine win (3)	$109,472	$105,558	3.7	$216,954	$210,223	3.2
Slot machine win per unit per day	$443	$448	(1.1)	$441	$442	(0.2)
Poker rake	$5,430	$5,307	2.3	$11,072	$11,088	(0.1)
Room statistics:
Occupancy	92.9%	96.5%		90.5%	93.1%
ADR (4)	$405	$422	(4.0)	$382	$403	(5.2)
REVPAR (5)	$376	$407	(7.6)	$346	$375	(7.7)
(1)Table games win is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2)In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3)Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4)ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5)REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6)Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDAR and Net Income Attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Lauren Seiler
702-770-7555
investorrelations@wynnresorts.com